UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 6, 2005


                          CREATIVE EATERIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       000-21753                                         88-0263701
(Commission File Number)                    (IRS Employer Identification Number)


                           Frank Holdraker, President
                 7400 E McDonald Suite 121, Scottsdale, AZ 85250
                    (Address of principal executive offices)


                                 (480) 355-8170
              (Registrant's telephone number, including area code)
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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective November 18, 2005, our Board of Directors voted to dismiss the Company's independent auditors. Previously, the firm of Manning Elliot LLP, Chartered Accountants ("Manning Elliott") was Creative Eateries Corporation's (formerly UltraGuard Water Systems Corp.) auditor of record through the quarter ended June 30, 2005. None of Manning Elliot's reports on the Company's consolidated financial statements for the years ending December 31, 2003 and December 31, 2004 contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except as it relates to the auditors issuance of a going concern opinion on the financial statements for the years ending December 31, 2003 and December 31, 2004.

     During the Registrant's two most recent fiscal years ended December 31, 2004, and interim periods through the date of this Form 8-K, there were no disagreements with Manning Elliot with respect to matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Manning Elliot's satisfaction would have caused Manning Elliot to make reference to the subject matter of the disagreement in connection with its reports on the Registrant's consolidated financial statements for such years.

     Manning Elliot has not advised the registrant of the matters outlined in
Item 304 (a)(1)(iv)(B) of Regulation S-B with respect to internal accounting controls, management representations, scope of the audit and material matters coming to their attention that would impact the financial statements and their audit report for the Registrant's two most recent fiscal years ended December 31, 2004 and interim periods through the date of this Form 8-K.

     As defined in Item 304(a)(1)(B) of Regulation S-B the Company changed its method of recording the acquisition of Innovative Fuel Cells Technologies Inc. in its amended Form 10-KSB for the year ended December 31, 2003. It was determined that the acquisition of Innovative Fuel Cell Technologies, Inc. ("IFCT") was a reverse acquisition of UltraGuard instead of an acquisition of IFCT by UltraGuard as previously reported and the Class "C" warrants were considered to have no value and thus annual charges of $113,470 were terminated as at December 31, 2002. Certain disclosures and financial statement amounts have been restated as of December 31, 2002 and 2003. The December 31, 2002 operating results are now those of IFCT from September 30, 2002 (Date of Inception) to December 31, 2002. For the year ended December 31, 2002 net loss has been restated to decrease the loss from $657,617 to $12,292 and net loss per share has been restated to decrease the loss per share from $0.06 per share to nil. For the year ended December 31, 2003 net loss has been restated to decrease the loss from $840,573 to $727,102 and net loss per share remained unchanged at $0.05 per share. The balance sheets as at December 31, 2002 and 2003 were restated to remove $1,025,291 of capitalized manufacturing technology and the stockholders' equity section was revised to eliminate the stockholders' equity of UltraGuard. Previously reported stockholders' equity as at December 31, 2002 of $453,335 has been reduced by $1,025,291 to a stockholders' deficit of $571,956 and the previously reported stockholders' equity as at December 31, 2003 of $407,878 has been reduced by $1,025,291 to a stockholders' deficit of $617,413. There was no change in stockholders' equity as a result of the reduced valuation of the warrants. The cash flow statement for the fiscal year ended December 31, 2002 was restated accordingly and only certain disclosures were made for the year ended December 31, 2003.

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
     We retained the accounting firm of Epstein, Weber & Conover, PLC to serve as our independent accountants to audit our financial statements beginning with the quarter ended September 30, 2005. This engagement was effective November 18, 2005. Prior to engaging Epstein, Weber & Conover, PLC, the registrant had not consulted with them on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements.

ITEM 9.01 EXHIBITS

     Exhibit No. 16: Letter from Manning Elliot LLP, Chartered Accountants.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: December 6, 2005

                                       Creative Eateries Corporation


                                       By: /s/ Frank Holdraker
                                          -------------------------------
                                          Frank Holdraker, President

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